CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectuses and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated March 29, 2010 on Dreyfus Treasury Prime Cash Management for the fiscal year ended January 31, 2010 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-25941 and 811-5718) of Dreyfus Treasury Prime Cash Management.

                                                                                                ERNST & YOUNG LLP

New York, New York

May 25, 2010